                                                                      Exhibit 21



               SUBSIDIARIES OF HUNTINGTON BANCSHARES INCORPORATED

The subsidiaries of Huntington Bancshares Incorporated are listed below. The state or jurisdiction of incorporation of each subsidiary (unless otherwise noted) is Ohio.


The Huntington National Bank (United States) and its direct and indirect subsidiaries, The Huntington Leasing Company, The Huntington Mortgage Company, Huntington Residential Mortgage Securities, Inc., The Huntington Investment Company, Forty-One Corporation, First Sunset Development, Inc., Nature Bridge Hotel Corporation, SFA Holding, Inc., East Sound Realty, Inc., Lodestone Realty Management, Inc., WS Realty, Inc., Spring Valley Hotel Corporation, Fourteen Corporation, Airbase Realty Company, HNB Clearing, Inc., The Check Exchange System Co., Thirty-Seven Corporation, and Charter Oak Insurance Services Agency, Inc.

Huntington Bancshares Kentucky, Inc., and its direct subsidiaries, The Huntington Bank, Inc. (Kentucky) and Commonwealth Banclease, Inc. (Kentucky).

Huntington Bancshares Indiana, Inc., and its direct subsidiaries, The Huntington National Bank of Indiana (United States) and Huntington Federal Savings Bank of Illinois (United States).

Huntington Bancshares Michigan, Inc., and its direct subsidiary Huntington Banks of Michigan (Michigan).

Huntington Bancshares West Virginia, Inc., and its direct and indirect subsidiaries, Huntington National Bank West Virginia (United States), The Huntington National Bank of Pennsylvania (United States), and CB&T Capital Investment Company, Inc. (West Virginia).

Huntington Bancshares Florida, Inc.

The Huntington Financial Services Company and its direct subsidiaries, The Huntington Trust Company, National Association (United States), and The Huntington Trust Company of Florida, National Association (United States).

Huntington Federal Savings Bank (United States) and its direct subsidiary HFSB Service Corp. (Florida).

The Huntington Asset Management Company (Delaware)

Huntington Capital Corp.

Huntington Bancshares Financial Corporation

Seventeen Corporation

The Huntington Acceptance Company

The Huntington National Life Insurance Company (Arizona)

Huntington Bancshares Ohio, Inc. and its direct and indirect subsidiaries, First Trust Savings Bank, F.S.B. (United States), and F.T.S.B. Mortgage Corporation (Florida)

The Huntington State Bank and its direct and indirect subsidiaries, Huntington Insurance Agency Services, Inc., Huntington Insurance Agency, Inc., and Huntington Life Insurance Agency, Inc.

Union Commerce Leasing Corporation

The Huntington Service Company

The Huntington Community Development Corporation

Money Station, Inc.

Heritage Service Corporation and its direct subsidiary Cross Creek Partnership (Florida general partnership)

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